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                                                                    EXHIBIT 99.2

                      FORM OF PROXY TO BE USED BY WACHOVIA

                              Wachovia Corporation

                  Proxy for the Annual Meeting of Shareholders
   This Proxy is Solicited on Behalf of the Board of Directors of the Company

   The undersigned hereby appoints Kenneth W. McAllister, Senior Executive Vice President and General Counsel, and William M. Watson, Jr., Secretary, of Wachovia Corporation, as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation, appearing on the reverse side hereof, held or owned by the undersigned at the Annual Meeting of Shareholders on August 3, 2001, and at any adjournments thereof.


   If you are a participant in the Retirement Savings and Profit Sharing Plan of Wachovia Corporation, this proxy also will serve as a voting instruction for the trustee of the plan with respect to shares held for your account. AS PROVIDED FOR IN THE PLAN, IF YOU DO NOT DIRECT THE TRUSTEE, THE TRUSTEE SHALL VOTE YOUR SHARES AT THE ANNUAL MEETING IN ITS DISCRETION.


   THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


________________________________________________________________________________
      PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
             ENVELOPE IF NOT VOTING BY TELEPHONE OR THE INTERNET.
________________________________________________________________________________

________________________________________________________________________________
 Please sign exactly as your name(s) appear(s) on the books of the company.
 Each joint owner should personally sign. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
________________________________________________________________________________

                                               DO YOU HAVE ANY COMMENTS?

      HAS YOUR ADDRESS CHANGED?

                                         ______________________________________

______________________________________

                                         ______________________________________

______________________________________

                                         ______________________________________
______________________________________

[X] PLEASE MARK VOTES
  AS ON THIS EXAMPLE

   Wachovia Corporation

  Mark box at right if an                [_]
  address change or
  comment has been noted
  on the reverse side of
  this card.

   CONTROL NUMBER:

                                                   ___________________
   Please be sure to sign and date this Proxy.     Date
   Shareholder sign here______________________     Co-owner sign here__________

   DETACH CARD

     Vote By Telephone

   It's fast, convenient and immediate,
   Call Toll-Free on a Touch-Tone Phone

   Follow these four easy steps:

   1. Read the accompanying Proxy
Statement.

   2. Call the toll-free number
      1-877-779-8683
      For shareholders residing
      outside the United States,
      call collect on a touch-tone

      phone 1-201-536-8073.

      There is NO CHARGE for this call.

   3. Enter your Control Number located on the Proxy Card.


   4. Follow the recorded instructions.


   Your vote is important!


   Call 1-877-PRX-VOTE anytime!

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  1. Approval of the plan of          For   Against   Abstain
     merger contained in the          [_]     [_]       [_]
     Agreement and Plan of
     Merger, dated as of
     April 15, 2001 (as
     amended and restated),
     relating to the merger
     of Wachovia Corporation
     with and into First
     Union Corporation.


  2. Election of Directors. For all nominees [_] Withhold [_] For All Except [_] Nominees to serve for a three-year term:


    (01)James S. Balloun


    (02)Peter C. Browning


    (03)W. Hayne Hipp


    (04)Lloyd U. Noland, III


    (05)Dona Davis Young


    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the Nominee(s). Your shares will be voted for the remaining nominee(s).


  3. To ratify the appointment of             For [_]  Against [_]  Abstain [_]
     Ernst & Young auditors for the
     current year.


  4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.


                                                                DETACH CARD


   Vote by Internet


   It's fast, convenient, and your vote is immediately confirmed and posted.


   Follow these four easy steps:


   1. Read the accompanying Proxy Statements.


   2. Go to the web site http://www.eproxyvote.com/wb


   3. Enter your Control Number located on this Proxy Card.


   4. Follow the Instructions provided.


   Your vote is important!


   Go to http://www.eproxyvote.com/wb anytime!


    Do not return your Proxy Card if you are voting by Telephone or Internet